                          AGREEMENT AND PLAN OF MERGER


                                     AMONG

                           FAMILY GOLF CENTERS, INC.,

                      LAKE GROVE FAMILY GOLF CENTERS, INC.

                                      AND

                            LEISURE COMPLEXES, INC.












                           DATED AS OF JULY 25, 1997

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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I
THE MERGER...................................................................1
         Section 1.1    The Merger...........................................1
         Section 1.2    Closing..............................................1
         Section 1.3    Effective Time; Effect of Merger.....................1
         Section 1.4    Conversion of Securities.............................2
         Section 1.5    Exchange Ratio.......................................3
         Section 1.6    Exchange of Securities...............................3
         Section 1.7    Dissenting Shares....................................4

ARTICLE II
CERTAIN MATTERS RELATING TO THE SURVIVING CORPORATION........................5
         Section 2.1    Certificate of Incorporation of the Surviving
                          Corporation........................................5
         Section 2.2    Bylaws of the Surviving Corporation..................5
         Section 2.3    Directors and Officers of the Surviving
                          Corporation........................................5

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................6
         Section 3.1    Existence, Good Standing, Corporate Authority........6
         Section 3.2    Charter Documents; Corporate Records.................6
         Section 3.3    Authorization and Validity of Agreement..............6
         Section 3.4    No Approvals or Notices Required; No Conflict
                          With Instruments...................................7
         Section 3.5    Capitalization.......................................8
         Section 3.6    No Subsidiaries......................................9
         Section 3.7    Financial Condition..................................9
         Section 3.8    No Undisclosed Liabilities..........................10
         Section 3.9    Absence of Certain Changes or Events................10
         Section 3.10   Tax Matters.........................................11
         Section 3.11   Compliance With Laws................................12
         Section 3.12   Licenses............................................12
         Section 3.13   Legal Proceedings...................................13
         Section 3.14   Intellectual Property...............................13
         Section 3.15   Real Property.......................................13
         Section 3.16   Tangible Personal Property; Sufficiency of Assets...15
         Section 3.17   Material Contracts; Debt Instruments................16
         Section 3.18   Employee Benefit Plans..............................18
         Section 3.19   Labor Matters.......................................19
         Section 3.20   Environmental Compliance............................19
         Section 3.21   Insurance...........................................21

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         Section 3.22   Interests of Officers and Directors.................21
         Section 3.23   Brokers or Finders..................................22
         Section 3.24   Restricted Shares...................................22
         Section 3.25   Full Disclosure.....................................22

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF FAMILY GOLF AND MERGER SUB................22
         Section 4.1    Existence, Good Standing, Corporate Authority.......22
         Section 4.2    Authorization, Validity and Effect of Agreements....22
         Section 4.3    Capitalization......................................23
         Section 4.4    Family Golf  SEC Filings; Financial Statements......23
         Section 4.5    No Approvals or Notices Required; No Conflict
                          With Instruments..................................24
         Section 4.6    Brokers or Finders..................................24
         Section 4.7    Full Disclosure.....................................24

ARTICLE V
CONDITIONS TO THE MERGER....................................................25
         Section 5.1    Conditions to the Obligations of Each Party.........25
         Section 5.2    Conditions to the Obligations of Family Golf
                          and Merger Sub....................................25
         Section 5.3    Conditions to the Obligations of the Company........26

ARTICLE VI
INDEMNIFICATION.............................................................26
         Section 6.1    Survival............................................26
         Section 6.2    Indemnification.....................................27
         Section 6.3    Third-Party Claims..................................27

ARTICLE VII
MISCELLANEOUS...............................................................28
         Section 7.1    Notices.............................................28
         Section 7.2    Severability........................................29
         Section 7.3    Governing Law.......................................29
         Section 7.4    No Adverse Construction.............................29
         Section 7.5    Counterparts........................................29
         Section 7.6    Legal Fees and Expenses.............................29
         Section 7.7    Successors and Assigns..............................29
         Section 7.8    Amendment...........................................30
         Section 7.9    Waiver..............................................30
         Section 7.10   Entire Agreement....................................30
         Section 7.11   Definition of Subsidiary and Affiliate..............30
         Section 7.12   Definition of Knowledge of the Company..............30
         Section 7.13   Stockholders are Third Party Beneficiaries..........30

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                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of July 25, 1997 (this "Agreement"), among FAMILY GOLF CENTERS, INC., a Delaware corporation ("Family Golf"), LAKE GROVE FAMILY GOLF CENTERS, INC., a New York corporation and a wholly-owned subsidiary of Family Golf ("Merger Sub"), and LEISURE COMPLEXES, INC., a New York corporation (the "Company").


                                  WITNESSETH:
                                  -----------

         WHEREAS, the parties wish to provide for the terms and conditions upon which a merger of the Company with and into Merger Sub would be consummated; and

         WHEREAS, it is intended that the merger constitute a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE I
                                   THE MERGER

         Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3(a) below) the Company shall be merged with and into Merger Sub (the "Merger") in accordance with the provisions of the New York Business Corporation Law (the "NYBCL"), whereupon the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation") under the laws of the State of New York.

         Section 1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger shall take place at the law offices of Wingate, Kearney & Cullen, 445 Broadhollow Road, Melville, New York 11747, on the date hereof (the "Closing Date").

         Section 1.3 Effective Time; Effect of Merger. (a) As soon as practicable after all the conditions to the Merger set forth in Article VII of this Agreement have been fulfilled or, if permissible, waived, the parties hereto shall cause the Merger to be consummated by filing a

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certificate of merger with the New York Department of State and making any related filings required under the NYBCL. The Merger shall become effective at such time as the certificate of merger is duly filed with the New York Department of State, or at such later time as is specified in the certificate of merger (the "Effective Time").

         (b) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of the Company and Merger Sub, and the Merger shall have the effects provided in Article 9 of the NYBCL.

         Section 1.4 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Family Golf, Merger Sub, the Company or the holders of any of the following securities:

         (a) Company Common Stock. (i) Subject to Section 1.7, each share of Common Stock, par value $.01 per share ("Company Common Stock"), of the Company issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.4(b)) shall be converted into and represent the right to receive 0.1018 of a share of Common Stock, par value $.01 per share ("Family Golf Common Stock"), of Family Golf and warrants (the "Warrants") to purchase 0.0111 of a share of Family Golf Common Stock (the "Merger Consideration"). No fractional shares of Family Golf Common Stock and no fractional Warrants shall be issued in the Merger. Instead, the number of shares of Family Golf Common Stock and the number of Warrants receivable by a holder of Company Common Stock pursuant to the preceding sentence shall in each case be rounded to the nearest whole number. Set forth on Exhibit A hereto is the number of whole shares of Family Golf Common Stock and the number of whole Warrants to be received by each holder of Company Common Stock on the date hereof, after giving effect to the foregoing provisions of this Section 1.4(a).

         (ii) At the Effective Time, all issued and outstanding shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent solely the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 1.6 below, the Merger Consideration. The holders of certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by law.

         (b) Treasury Stock. Each share of Company Common Stock held in treasury by the Company, immediately prior to the Effective Time, shall be automatically canceled and extinguished without any conversion thereof and no payment or other consideration shall be made or delivered with respect thereto.

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         (c) Stock of Merger Sub. Each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         Section 1.5 Exchange Ratio. Family Golf covenants and agrees with the Company that it will not, subsequent to the execution of this Agreement and prior to the Effective Time, effect any change to the outstanding shares of Family Golf Common Stock, including without limitation by means of a stock split, reverse stock split, stock dividend or other similar transaction.

         Section 1.6 Exchange of Securities.

         (a) Mechanics of Exchange. Promptly after the Effective Time and subject to Section 1.6(b) below, Family Golf shall, or shall cause its transfer agent to, upon surrender of each stock certificate formerly representing issued and outstanding shares of Company Common Stock immediately prior to the Effective Time (each a "Certificate"), deliver in accordance with the instructions of the person in whose name such Certificate shall have been issued (x) from the number of whole shares of Family Golf Common Stock into which the shares previously represented by the Certificate shall have been converted at the Effective Time in accordance with Section 1.4(a) above, (i) a certificate, registered in the name of Ruskin, Moscou, Evans & Faltischek, P.C., as escrow agent (the "Stockholder Escrow Agent"), the number of whole shares of Family Golf Common Stock specified in such instructions as being deliverable to such escrow agent (which, in the aggregate from all stockholders, shall equal 10,000 shares) and (ii), subject to Section 1.6(b), a certificate, registered in the name of such person, representing the balance of the shares of Family Golf Common Stock issuable to such person, and (y) a Common Stock Purchase Warrant, registered in the name of such person, representing the number of whole Warrants into which the shares previously represented by the Certificate shall have been converted at the Effective Time in accordance with Section 1.4(a) above. Each Certificate so surrendered shall forthwith be canceled. The number of shares of Family Golf Common Stock to be issued to the Stockholder Escrow Agent and the Indemnity Escrow Agent (as defined below) by the former stockholders of the Company are intended to be pro rata among such stockholders based on the number of shares of Company Common Stock owned by them immediately prior to the Effective Time. Set forth on Exhibit A hereto is (i) the number of whole shares of Family Golf Common Stock and Warrants issuable to each holder of Company Common Stock, (ii) the number of whole shares of Family Golf Common Stock issuable to each such holder to be delivered to, and registered in the name of, the Stockholder Escrow Agent and
(iii) the number of whole shares of Family Golf Common Stock issuable to each such holder to be delivered to, and registered in the name of, the Indemnity Escrow Agent in accordance with Section 1.6(b) below.

         (b) Escrowed Shares. Immediately prior to the Effective Time, Family Golf shall deliver to Continental Stock Transfer & Trust Company, as escrow agent (the "Indemnity Escrow Agent"), in accordance with the terms of an Escrow Agreement, to be dated as of the Closing Date

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(the "Escrow Agreement"), among the Indemnity Escrow Agent, Family Golf, the
Company and Arthur J. Calace Jr., as the representative of the holders of the Company Common Stock (the "Stockholder Representative") (the form of which is annexed to this Agreement as Exhibit B), a certificate representing 40,000 shares of Family Golf Common Stock (the "Escrowed Shares"). The Escrowed Shares shall be registered in the name of the Indemnity Escrow Agent and deducted from the shares of Family Golf Common Stock otherwise deliverable to the holders of Company Common Stock in accordance with Sections 1.4(a) and 1.6(a) above, and shall be disposed of in accordance with the terms of the Escrow Agreement. The Escrowed Shares are being deposited in the Escrow Account for the purposes of satisfying any indemnifiable Losses (as defined in Section 6.2) of Family Golf, the Surviving Corporation and their respective successors, directors and officers pursuant to Article VI hereof.

         (c) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed satisfactory to Family Golf, Family Golf will cause to be delivered to such person, the Shareholder Escrow Agent and the Indemnity Escrow Agent, in respect of such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof as determined in accordance with Sections 1.4(a), 1.6(a) and 1.6(b) above.

         (d) No Further Ownership Rights in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. Any Certificates presented to the Surviving Corporation for any reason on or after the Effective Time shall be converted into the Merger Consideration specified in Section 1.4(a) above. The Merger Consideration issued upon the surrender of a Certificate for exchange shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate.

         (e) No Dividends Before Surrender of Certificates. No dividends or other distributions (whether in cash or in kind) declared or made with respect to Family Golf Common Stock shall be paid to the holder of any unsurrendered Certificate, which after the Effective Time represents the right to receive shares of Family Golf Common Stock and Warrants, with respect to such Family Golf Common Stock until the holder of record of such Certificate shall surrender the same as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate there shall be paid to the record holder of the certificates representing whole shares of Family Golf Common Stock issued in exchange therefor, without interest, (i) at the time of surrender, the amount of dividends or other distributions (whether in cash or in kind), if any, theretofore payable by Family Golf with respect to such whole shares of Family Golf Common Stock the payment date for which was on or after the date of the Effective Time and prior to such surrender, and (ii) at the appropriate payment date, the amount of dividends or other distributions (whether in cash or in kind), if any, with a record date prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Family Golf Common Stock.

         Section 1.7 Dissenting Shares. (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a Company stockholder who is entitled to appraisal rights pursuant to Section 910 of the NYBCL, who, on a timely basis, makes and perfects a demand for appraisal of such shares in accordance with all requirements and provisions of Section 623 of the NYBCL, and who does not effectively withdraw or lose the right to such appraisal (the "Dissenting Shares") shall not be converted as described in
Section 1.4(a), but shall, from and after the Effective Time, represent only the right to receive such consideration as may be determined to be due to such Company stockholder with respect to such Dissenting Shares pursuant to Section 623 of the NYBCL; provided, however, that Dissenting Shares held by any Company stockholder who, after the Effective Time, withdraws his demand for appraisal or loses his right of appraisal with respect to such shares, in either case pursuant to Section 623 of the NYBCL, shall be deemed to have been converted, as of the Effective Time, into the right to receive the Merger Consideration specified in Section 1.4(a), without interest.

         (b) The Company shall give Family Golf prompt notice of any demands for appraisal received by it, withdrawals of such demands, and any other instruments served pursuant to Section 910 or Section 623 of the NYBCL and received by the Company relating thereto.


                                   ARTICLE II
                          CERTAIN MATTERS RELATING TO
                           THE SURVIVING CORPORATION

         Section 2.1 Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of Merger Sub, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law; provided, that there shall be such other changes made to such Certificate of Incorporation as shall be reasonably acceptable to the parties hereto as shall be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement or to otherwise comply with applicable law.

         Section 2.2 Bylaws of the Surviving Corporation. The Bylaws of Merger Sub, as in effect at the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         Section 2.3 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and all such directors will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by applicable law. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation and all such officers will hold office until their respective successors are duly

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appointed and qualify in the manner provided in the Bylaws of the Surviving
Corporation, or as otherwise provided by applicable law.


                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Family Golf as follows:

         Section 3.1 Existence, Good Standing, Corporate Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and Genprop LLC, a New York limited liability company ("Gen Prop"), is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of New York (except that the notice to be published pursuant to Section 206 of the New York Limited Liability Company Law has not been published by or on behalf of Gen Prop). Each of the Corporation and Gen Prop has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and Gen Prop are duly qualified or licensed as a foreign corporation (in the case of the Company) or as a foreign limited liability company (in the case of Gen Prop) to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing has not had, and will not have, singly or in the aggregate, a material adverse effect on the business, financial condition or results of operations (a "Material Adverse Effect") of either the Company or Gen Prop, taken as a whole.

         Section 3.2 Charter Documents; Corporate Records. The Company has delivered to Family Golf true and correct copies of the Company's restated certificate of incorporation (the "Restated Certificate of Incorporation") and by-laws, and Gen Prop has delivered to Family Golf true and correct copies of Gen Prop's articles of organization and operating agreement, all as amended through and in effect on the date hereof. The minute books of the Company, as made available to Family Golf, contain true records of all meetings of, or written consents in lieu of meetings executed by, the Company's board of directors (and all committees thereof) and the stockholders of the Company. All material actions and transactions taken or entered into by the Company or Gen Prop, as the case may be, requiring, with respect to the Company, action by the Company's board of directors or stockholders, and with respect to Gen Prop, its members, were duly authorized or ratified as necessary. The stock certificate books and stock records of the Company, and the membership books and records of Gen Prop, as made available to Family Golf, are true and complete.

         Section 3.3 Authorization and Validity of Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to its obtaining the requisite vote or consent of its shareholders, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company

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and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and by all other all requisite corporate action on the part of the Company, subject, in the case of the consummation of the Merger, to obtaining the requisite vote or consent of the holders of the outstanding shares of Company Common Stock. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies).

         Section 3.4 No Approvals or Notices Required; No Conflict With Instruments. The execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

         (i) assuming approval of the Merger by the requisite vote or consent of the Company's stockholders, conflict with or violate the Restated Certificate of Incorporation or by-laws of the Company or the articles of organization or the operating agreement of Gen Prop;

         (ii) require any consent, approval, order or authorization of or other action by any Governmental Entity (as defined clause (v) of this Section 3.4) (a "Government Consent") or any registration, qualification, declaration or filing with or notice to any Governmental Entity (a "Governmental Filing"), in each case on the part of or with respect to the Company or Gen Prop, except for (A) the filing of an appropriate certificate of merger with the New York Department of State; (B) those Government Consents and Governmental Filings (the "Local Approvals") with state and local governmental authorities required with respect to Licenses (as defined in Section 3.13(a)) held by the Company and identified on
    Schedule 3.4; and (C) the Governmental Filings required pursuant to the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act");

         (iii) require, on the part of the Company or Gen Prop, any consent by or approval of (a "Contract Consent") or notice to (a "Contract Notice") any other person or entity (other than a Governmental Entity), whether under any License or other Contract (as defined in clause (iv) of this Section 3.4) or otherwise, except as and to the extent specified on
    Schedule 3.4;

         (iv) assuming that all Government Consents, Government Filings, Contract Consents and Contract Notices described in clause (ii) of this
    Section 3.4 or on Schedule 3.4 are obtained, made and given, conflict with, result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of any material benefit under or the creation of a Lien (as defined in Section 3.16(a)) or other encumbrance on any assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), any Contract (which term shall mean and include any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature) to which the Company, Gen Prop, or any Affiliate of the Company or Gen Prop is a party, by which the Company, Gen Prop or any Affiliate of the Company or Gen Prop or any of their respective assets or properties is bound or affected or pursuant to which the Company, Gen Prop, or any Affiliate of the Company or Gen Prop is entitled to any rights or benefits (including the Licenses); and

         (v) assuming (x) that the Merger is approved by the requisite vote or consent of the Company's stockholders and (y) the Government Consents and Governmental Filings specified in clause (ii) of this Section 3.4 or on
    Schedule 3.4 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to the Company or Gen Prop or, to the knowledge of the Company, any Affiliate of the Company or Gen Prop, or by which any of their respective properties or assets are bound or affected. As used herein, the term "Governmental Entity" means and includes any court, administrative agency, regulatory body, commission or other governmental authority, department or instrumentality, Federal, state, local or foreign, or other entity exercising executive, legislative or judicial functions.

         Section 3.5 Capitalization. (a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 60,000 shares of Convertible Preferred Stock, par value $1.00 per share (the "Company Preferred Stock"). As of the date hereof, there are 5,000,000 shares of Company Common Stock issued and outstanding and 17,500 shares of Company Preferred Stock issued and outstanding. No shares of Company Common Stock or shares of Company Preferred Stock are held in the treasury of the Company. All issued and outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. There are no issued or outstanding bonds, debentures, notes or other indebtedness of the Company the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) on any matter on which stockholders may vote ("Voting Debt"). There are no authorized or outstanding options, warrants, calls, subscriptions, convertible securities or other rights, agreements, arrangements or commitments of any character to or by which the Company is a party or is bound which, directly or indirectly, obligate the Company to issue, deliver or sell or cause to be issued, delivered or sold any additional shares of Company Common Stock or Company Preferred Stock or any other capital stock or Voting Debt of the Company or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares, interests or Voting Debt or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right. Immediately after the Effective Time, there will be no subscriptions, options, warrants, calls, rights, commitments or agreements which will entitle

(conditionally or unconditionally) any person or entity to purchase or otherwise acquire, or will obligate (conditionally or unconditionally) the Surviving Corporation (as the Company's successor) to sell, issue or deliver any shares of capital stock, any other equity interest or any Voting Debt of the Surviving Corporation or obligating the Surviving Corporation to grant, extend or enter into any such subscription, warrant, call, right, commitment or agreement (other than such as may be created by Family Golf, Merger Sub or any of their respective Affiliates). The Company has not adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors which require or permit the issuance, sale, purchase or grant of any capital stock, other equity interests or Voting Debt of the Company, any options, warrants or other securities convertible into, or exercisable or exchangeable for, any such stock, interests or Voting Debt or any phantom shares, phantom equity interests or stock or equity appreciation rights.

         (b) The Company has complied with all of the terms of the Restated Certificate of Incorporation relating to Company Preferred Stock, and under the Restated Certificate of Incorporation the Company is required to redeem all outstanding shares of Company Preferred Stock immediately prior to the Merger. The aggregate redemption price (consisting of the "Call Price," as such term is defined in the Restated Certificate of Incorporation, and any premium) payable to the holders of all outstanding shares of Company Preferred Stock is $2,210,194.42. As of the time of the redemption of the Company Preferred Stock, and assuming satisfaction of the conditions to the obligation of the Company to consummate the Merger set forth in Sections 5.3(iii), (iv) and (v) hereof, the Company will have sufficient stated capital or surplus to redeem all of the outstanding shares of Company Preferred Stock in compliance with Section 513 of the NYBCL.

         Section 3.6 No Subsidiaries. Other than Gen Prop, the Company has no Subsidiaries (as defined in Section 7.11), and does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership joint venture, trust or other legal entity.

         Section 3.7 Financial Condition. (a) The Company has delivered to Family Golf correct and complete copies of the following: (i) an unaudited statement of assets, liabilities, and shareholders equity (deficit) of the Company as of March 31, 1997 (the "Last Balance Sheet"), and the related statements of revenues and expenses, accumulated deficit and retained earnings (deficit) and cash flows for the quarter then ended; (ii) unaudited statements of assets, liabilities, and shareholders' equity (deficit) - income tax basis of the Company as of December 31, 1996, and the related statements of revenues and expenses, accumulated deficit and retained earnings (deficit) and cash flows for the year then ended; and (iii) audited statements of assets, liabilities, and shareholders' equity (deficit) - income tax basis of the Company as of December 31, 1995, and the related statements of revenues and expenses, accumulated deficit and retained earnings (deficit) and cash flows for each of the years ended December 31, 1995 and 1994 (the financial statements referred to in clauses (i), (ii) and (iii) are referred to collectively herein as the "Company Financial Statements"). The Company Financial Statements were prepared on the income tax basis of accounting applied on a consistent basis throughout the period indicated. The Company Financial Statements fairly present the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein, subject, in the case of the interim financial statements, to normal year-end audit adjustments. Since December 31, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company, except that Company has determined to change from the income tax to the GAAP basis of reporting effective with the quarter ended June 30, 1997.

         (b) The books of account of the Company are true and complete, have been maintained in accordance with good business practices and accurately and fairly reflect all of the properties, assets, liabilities and transactions of the Company in accordance with generally accepted accounting principles consistently applied. All fees, charges, costs and expenses associated with the ownership, leasing, operation, maintenance and management of the Company's business that are required by generally accepted accounting principles to be charged and reflected in the Company Financial Statements and on the Company's books and records have been properly charged and reflected, and such financial statements and books and records do not, because of the provision of services or the bearing of costs and expenses by any other person or entity or for any other reason, materially understate the true costs and expenses of conducting the business of the Company.

         (c) The unaudited statement of assets, liabilities and shareholders equity (deficit) of Gen Prop as of June 30, 1997, fairly presents the financial position of Gen Prop as at that date.

         Section 3.8 No Undisclosed Liabilities. Except as set forth on
Schedule 3.8 and except for liabilities and obligations incurred in the ordinary course of business since the date of the Last Balance Sheet, which are not, singly or in the aggregate, material, the Company does not have any liabilities or obligation (absolute, accrued, contingent or otherwise) which, under generally accepted accounting principles, should be fully reflected, reserved against or disclosed in the Last Balance Sheet that are not so reflected, reserved against or disclosed.

         Section 3.9 Absence of Certain Changes or Events. (a) Since March 31, 1997 and subject to Schedule 3.9, there has not been any change in the condition (financial or otherwise) of the assets, liabilities, earnings or business of the Company, other than changes in the ordinary course of business, none of which has been or will be (singly or in the aggregate) materially adverse.

         (b) Without limiting the generality of the foregoing, since March 31, 1997, and except as set forth on Schedule 3.9, the Company has not:

         (i) incurred or become subject to or made any commitment with respect to any obligation or liability (absolute or contingent) which commits the Company to pay an amount, in any single transaction or series of related transactions, in excess of $25,000, except current liabilities incurred, and obligations under Contracts entered into, by the Company in the ordinary course of business and on terms consistent with past practices;

         (ii) discharged or satisfied any Lien, or paid, canceled, compromised or otherwise satisfied any obligation, indebtedness or liability (absolute or contingent), other than the payment in the ordinary course of business of current liabilities;

         (iii) declared or made any payment of any dividend or other distribution (whether in cash, securities, properties or otherwise) in respect of the Company Common Stock or the Company Preferred Stock or purchased or redeemed (except to the extent contemplated by Section 5.1(ix) hereof) any of the Company Common Stock or Company Preferred Stock;

         (iv) mortgaged, pledged, subjected to or (except for the Liens described on Schedule 3.15 and Schedule 3.16) suffered to exist any Liens upon any of its properties or assets, except Permitted Liens (as such term is defined in Section 3.16 hereof);

         (v) sold or transferred any portion of its assets, other than immaterial assets sold or transferred in the ordinary course of business, or canceled or agreed to cancel any debts or claims;

         (vi) suffered any material loss or damage to any of its assets or properties, whether or not covered by insurance, or waived or released, or agreed to waive or release, any rights of substantial value;

         (vii) entered into any transaction other than in the ordinary course of business and on terms consistent with past practices;

         (viii) (A) increased the rate of compensation payable or to become payable by the Company to any of its officers or directors, or (B) granted, made or accrued any bonus, incentive compensation, service award or other like benefit, contingently or otherwise, to or for the credit of any of its officers, directors, employees or agents, except pursuant to the existing plans described in Schedule 3.18 or (C) made any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement except pursuant to the existing plans and arrangements described in Schedule 3.18 or (D) paid or granted any right to receive any severance or termination pay to any officer, director, employee or agent;

         (ix) terminated, rescinded, modified, amended or renewed, or waived or released in writing any term, condition or provision of, any Material Contract (as such term is defined in Section 3.18(a) hereof);

         (x) purchased, leased or acquired any additional assets other than in the ordinary course of business and on terms consistent with past practices or made any extraordinary capital or operating expenditure, capital addition or improvement not contemplated by the capital or operating budgets provided to the Company; or

         (xi) entered into any contractual arrangement or understanding (written or oral, express or implied) to do any of the foregoing.

         Section 3.10 Tax Matters. Except as set forth on Schedule 3.10, (i) there has been duly filed by or on behalf of each of the Company (and its predecessors), or filing extensions from the appropriate federal, state, local and foreign Governmental Entities have been obtained with respect to, all federal, state, local and foreign tax returns and reports required to be filed on or prior to the date hereof and (ii) payment in full of all taxes required to be paid in respect of the periods covered by such tax returns and reports has been made. Prior to the date hereof, Gen Prop has not been required to file any federal, state, local or foreign tax return. None of (x) the federal income tax returns filed by or on behalf of the Company and its predecessors (the "Company Federal Returns") under the Code, or (y) the New York State income tax returns filed by or on behalf of the Company and its predecessors (the "Company State Returns") under Article 9-A of the New York Tax Law are currently under examination by the Internal Revenue Service ("IRS") or with the State of New York Department of Taxation and Finance (the "NY Dept. of Taxation"), respectively. There have not been any deficiencies or assessments asserted in writing by the IRS or the NY Dept. of Taxation with respect to the Company Federal Returns or the Company State Returns, respectively. Except as set forth on Schedule 3.11, none of the Company, Gen Prop nor any of their respective predecessors has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent pursuant to Section 341(f) of the Code or any predecessor statute. For the purposes of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

         Section 3.11 Compliance With Laws. (a) Each of the Company and Gen Prop is in substantial compliance with all Laws (as such term is defined in Section 3.11(c) below) in respect to the conduct of its business and the ownership, possession, maintenance and operation of its assets and properties, except any such noncompliance which, singly or in the aggregate, would not have a Material Adverse Effect on (i) the Company and Gen Prop, taken as a whole, or
(ii), except as set forth on Schedule 3.11 the business conducted by the Company at any of the Owned Property or the Leased Real Estate. No claims or investigations by any Governmental Entity alleging any violation by the Company of any such Laws have at any time been made or settled during the last two years.

         (b) The Company has not, nor has any director, officer, agent or employee of the Company: (i) made or agreed to make any contributions, payments or gifts of its funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic); (ii) established or maintained any unrecorded fund or asset for any purpose, or made any false or artificial entries on any of its books or records for any reason; (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person or entity, to candidates for public office whether federal, state, local or foreign, where such contributions were or would be violative of applicable Law; or (iv) otherwise violated the Federal Corrupt Practices Act of 1977, as amended.

         (c) For purposes of this Agreement, "Law" shall mean the common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Entity or court.

         Section 3.12 Licenses. (a) Each of the Company and Gen Prop holds all licenses (including without limitation liquor licenses), franchises, registrations, ordinances, authorizations, permits, certificates, variances, qualifications, exemptions, orders, approvals and waivers of any Governmental Entity (federal, state and local) (collectively, "Licenses") which are required for the conduct of its business operations as currently conducted. All of the Licenses (including without limitation all liquor licenses) are in full force and effect, and no action, complaint, claim, prosecution, indictment, suit, arbitration, investigation or proceeding (an "Action") by or before any Governmental Entity is pending or, to the knowledge of the Company, threatened, seeking the revocation or limitation of any of the Licenses. Schedule 3.12 lists all Licenses (including all liquor licenses) that are material to the business of the Company and/or Gen Prop. Except as indicated on Schedule 3.12, no License will terminate as a result of the Merger.

         (b) Schedule 3.12 lists all entities ("Concession Entities") other than the Company that hold licenses to serve or sell alcoholic beverages in locations on the premises of or associated with or contiguous to the facilities operated by the Company in connection with the business of the Company.

         Section 3.13 Legal Proceedings. Except as set forth on Schedule 3.13, neither the Company nor Gen Prop has been served with notice of any pending Action and, to the knowledge of the Company, there is no Action threatened against the Company (other than claims against the Company of a type routinely incurred in the ordinary course of the business conducted by the Company, which claims are fully covered by insurance (other than the first $125,000 in the aggregate of such claims during any policy year) or Gen Prop nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or any arbitrator outstanding against the Company or Gen Prop. To the knowledge the Company, there is no Action pending against any Affiliate of the Company, or against any officer, director or shareholder of the Company or any such Affiliate which, if adversely resolved against such Affiliated, officer or director, could be reasonably expected to have a Material Adverse Effect on the Company or the Surviving Corporation.

         Section 3.14 Intellectual Property. The ownership, operation and conduct by the Company of its business, as presently owned, operated, and conducted, does not, to the knowledge of the Company, infringe upon or conflict in any respect with any patent, copyright, trademark, trade name, service mark, brand name or other intellectual property rights (collectively, "Intellectual Property") of any other person and, to the knowledge of the Company and except as set forth on Schedule 3.14, no other person is infringing upon any Intellectual Property of the Company.

Schedule 3.14 sets forth an accurate and complete list of the Intellectual Property owned or used by the Company in the conduct of its business. The Company has filed a trademark application for the name "SPORTS PLUS," and as of the date hereof the Company has no knowledge of any objections being filed in response to such application, except as described on Schedule 3.14.

         Section 3.15 Real Property. (a) Schedule 3.15 sets forth a list of all real property owned in fee by the Company and Gen Prop (individually, an "Owned Property" and, collectively, the "Owned Properties"). Except as set forth on Schedule 3.15, either the Company or Gen Prop has good and marketable fee title to each Owned Property, including the buildings, structures and other improvements located thereon, in each case free and clear of all mortgages, liens, claims, charges, security interests, easements, restrictive covenants, rights-of-way, leases, purchases agreements, options and other encumbrances and agreements ("Liens"), except for (i) Liens for taxes and other governmental charges, assessments or fees which are not yet due and payable and (ii) imperfections of title which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Owned Properties ("Permitted Liens"). There are no condemnations or eminent domain (which term, as used herein, shall include all compulsory acquisitions or takings by Governmental Entities) proceedings pending or, to the knowledge of the Company and Genprop, threatened against any Owned Property or any material portion thereof. Neither the Company nor Genprop has received any notice from any city, village or other Governmental Entity of any zoning, ordinance, land use, building, fire or health code or other legal violation in respect of any Owned Property, other than violations which have been corrected. There are no material structural defects relating to the improvements on the Owned Property at which the Sports Plus complex is located and, to the knowledge of the Company, there are no material structural defects relating to any of the improvements at any of the other Owned Properties. There are no improvements on the Owned Property of Gen Prop.

         (b) Schedule 3.15 lists all real property (including all land and buildings) which is leased by Company as lessee or sublessee (the "Leased Real Estate"). Gen Prop does not lease any real property. The Company has delivered or caused to be delivered to Family Golf complete and accurate copies of the written leases and subleases which are listed in Schedule 3.15. The Company has not received written notice of condemnation or eminent domain proceedings pending or threatened against any Leased Real Estate. The Company has not received any notice from any city, village or other Governmental Entity of any zoning, ordinance, building, fire or health code or other legal violation in respect of any Leased Real Estate, other than violations which have been corrected. To the knowledge of the Company, there are no material structural defects relating to any Leased Real Estate. Except as set forth on Schedule 3.15:

         (i) each of the leases or subleases relating to the Leased Real Estate (each, a "Lease" and collectively, the "Leases") is in full force and effect and, to the knowledge of the Company, valid and binding on the lessor or sublessor and enforceable in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies), and all consents required under any Lease in connection with the Merger have been obtained;

         (ii) no amount payable under any Lease is past due;

         (iii) the Company is in compliance in all material respects with all commitments and obligations on its part to be performed or observed under each Lease and is not aware of the failure by any other party to such Lease to comply in all material respects with all of its commitments and obligations;

         (iv) the Company has not received any written notice (A) of a default (which has not been cured), offset or counterclaim under any Lease, or any other communication calling upon the Company to comply with any provision of any Lease or asserting noncompliance, or asserting the Company has waived or altered its rights thereunder, and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any Lease on the part of Company or any other party thereto, or (B) of any Action against any party under any Lease which if adversely determined would result in such Lease being terminated or modified in a manner adverse to the Company;

         (v) the Company has not assigned, mortgaged, pledged or otherwise encumbered its interest, if any, under any Lease; and

         (vi) the Company has exercised within the time prescribed in each Lease any option provided therein to extend or renew the term thereof.

         (c) The Owned Properties and the Leased Real Estate constitute, in the aggregate, all of the real property used to conduct the business of Company in the manner in which such business was conducted during the fifteen-month period ended March 31, 1997 and since such time. Except as set forth on Schedule 3.15, no consent is required of any party to any of the Leases by virtue of the Merger, and the Merger will not result in the termination of any Lease. Except as set forth on Schedule 3.15, none of the Leased Real Estate is owned, in whole or in part, by any director, officer or stockholder of the Company, by any Affiliate of the Company or by any entity created for the benefit of any family member(s) of any of the foregoing persons.

         Section 3.16 Tangible Personal Property; Sufficiency of Assets. (a) Except as disclosed on Schedule 3.16, the Company has good and valid title to all tangible personal property which it owns or uses in the operation of its business, including all such tangible personal property reflected in the Last Balance Sheet as owned by the Company, except (x) for personal property leased (exclusive of capitalized leases) by the Company pursuant to a written agreement identified on Schedule 3.16 and (y) for such tangible personal property disposed of to third parties since the date of the Last Balance Sheet in the ordinary course of business and consistent with past practices, in each case free and clear of all Liens, except (i) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlord's or other like Liens securing obligations that are not delinquent; (ii) Liens for Taxes and other governmental charges which are not due and payable or which may be paid without penalty; (iii) purchase money liens securing the purchase price of the related personal property listed as purchase money liens on Schedule 3.16; and (iv) other Liens, if any, set forth in Schedule 3.16. Except as set forth in
Schedule 3.16, none of the tangible personal property which is used in the business of the Company is leased by the Company. The tangible personal property owned or used in the operation of the business of the Company are in good working order, reasonable wear and tear excepted, and are suitable for the use for which they are intended in all material respects.

         (b) Schedule 3.16 sets forth a list, as of July 14, 1997, of the video, amusement and arcade games owned or leased by the Company at each Owned Property and Leased Real Estate. Since July 14, 1997, none of such games have been removed or replaced, except that certain leased games may have been replaced or removed in the ordinary course of business in accordance with the terms of the applicable lease agreements. Except as set forth on Schedule 3.16, the Company owns all such video, amusement and arcade games, free and clear of all Liens. All of the inventory of the Company consists of a quality and quantity reasonably usable and saleable in the ordinary course of business consistent with past practice, subject to normal and customary allowances for spoilage, damage and outdated items reflected on the books and records of the Company. All items included in the inventory of the Company are the property of the Company, free and clear of all Liens, are not held by the Company on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Law.

         (c) Except as set forth on Schedule 3.16, the tangible personal property of the Company which is currently owned or leased by it is, in the aggregate, all of the tangible personal property used to conduct such business in the manner in which such business was conducted during the 15 month period ended March 31, 1997 and since such time, except for additions thereto and deletions therefrom in the ordinary course of business and consistent with past practice which could not reasonably be expected to have a Material Adverse Effect on the Company.

         Section 3.17 Material Contracts; Debt Instruments. (a) Except as disclosed on Schedule 3.17, the Company is not a party or subject to any of the following (collectively, "Material Contracts"):

         (i) any collective bargaining or other agreements with labor unions, trade unions, employee representatives, work committees, guilds or associations representing employees of the Company;

         (ii) any employment consulting, severance, termination, or indemnification agreement, contract or arrangement, written or oral, with any current or former officer, consultant, director or employee which (x) provides for payments in excess of $25,000 per annum or (y) requires aggregate payments over the life of such agreement, contract or arrangement in excess of $50,000 or which in any case is not terminable by the Company or its subsidiaries on 30 days' notice or less without penalty or obligation to make payments related to or after such termination;

         (iii) any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of revenues with other persons or entities;

         (iv) any management agreements, lease or other significant agreement or arrangement between the Company and any Concession Entity;

         (v) any lease for real or personal property in which the amount of payments which the Company is required to make, or is expected to receive, on an annual basis exceeds $10,000;

         (vi) any material agreement, contract, policy, License, document, instrument, arrangement or commitment which has not been terminated or performed in its entirety and which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the closing of the Merger, or the consummation of the other transactions contemplated hereby;

         (vii) any agreement, contract, policy, License, document, instrument, arrangement or commitment that materially limits the freedom of the Company to compete in any line of business or with any person or entity or in any geographic area or which would so materially limit the freedom of the Surviving Corporation or Family Golf or any of its subsidiaries after the Effective Time;

         (viii) any agreement or contract relating to any outstanding commitment for capital expenditures in excess of $10,000 individually or $25,000 in the aggregate, or any partially or fully executory agreement or contract relating to the acquisition or disposition of rights or assets having a value of in excess of $10,000 individually or $25,000 in the aggregate;

         (ix) any sale-leaseback, conditional sale, exclusive dealing, brokerage, finder's fee or take-or-pay contract or agreement; or

         (x) any other agreement, contract, policy, License, document, instrument arrangement or commitment not made in the ordinary course of business which is material to the Company.

         (b) Set forth on Schedule 3.17 is (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company is outstanding or may be incurred (collectively, "Loan Agreements") and (y) the respective principal amounts outstanding thereunder at June 30, 1997. Except as set forth on Schedule 3.17, all such indebtedness is prepayable at any time without penalty, subject to the notice provisions of the agreements governing such indebtedness. For purposes of this Section 3.17,

"indebtedness" shall mean, without duplication, (A) all obligations for borrowed money, or with respect to deposits or advances of any kind, (B) all obligations evidenced by bonds, debentures, notes or similar instruments, (C) all obligations upon which interest charges are customarily paid, (D) all obligations under conditional sale or other title retention agreements relating to purchased property, (E) all obligations issued or assumed as the deferred purchase price of property or services (excluding obligations to creditors for inventory, services and supplies incurred in the ordinary course of business),
(F) all capitalized lease obligations, (G) all obligations of others secured by any Lien on property or assets owned or acquired, whether or not the obligations secured thereby have been assumed, (H) all obligations under interest rate or currency swap transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of the Company (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business), (J) all obligations to purchase securities (or other property) which arises out of or in connection with the sale of the same or substantially similar securities or property, and (K) all guarantees and arrangements having the economic effect of a guarantee of any indebtedness of any other person or entity.

         (c) Except as set forth on Schedule 3.17, as of the date hereof each of the Material Contracts and Loan Agreements is in full force and effect and is a valid and binding obligation of the Company and, to the knowledge of the Company and Gen Prop, the other parties thereto. Except as set forth on
Schedule 3.17, the Company is not in default under any Material Contract or Loan Agreement in any material respect, nor does any condition exist that with notice or lapse of time or both would constitute a material default thereunder. To the knowledge of the Company, no other party to any Material Contract or Loan Agreement is in material default thereunder. The Company has no reason to believe that any of the Material Contracts or Loan Agreements that are renewable will not be renewed on reasonable terms, nor does the Company know of any expressed desire or intent, on the part of any other party to any of the Material Contracts or Loan Agreements, to materially reduce or terminate the amount of its business with the Company in the future. Except as set forth on
Schedule 3.17, no consent is required of any party to any of the Material Contracts or any of the Loan Agreements by virtue of the Merger, and the Merger will not result in the termination of any Material Contract or Loan Agreement.

         Section 3.18 Employee Benefit Plans. (a) The names of and the IRS identification numbers of (i) all "employee pension benefit plans," as defined in Section 3(2) and subject to Title IV of the Employee Retirement Income Security Act of 1984, as amended ("ERISA"), which have been maintained or contributed to by the Company during any of the last five years (the "Pension Plans"), (ii) all other "employee pension benefit plans" as defined in Section 3(2) of ERISA which have been maintained or contributed to by the Company during any of the last five (5) years, and (iii) all other employee benefit plans (including all "employee welfare benefit plans" as defined in Section 3(1) of ERISA and all other "employee benefit plans" as defined in Section 3(3) of ERISA) which have been maintained or contributed to by the Company and (A) which currently exist or (B) for which any continuing liabilities exist (all of which plans described in clauses (i), (ii) and (iii) are referred to collectively as the "Company Plans"), are listed on Schedule 3.18. Except as otherwise indicated on Schedule 3.18, none of the Pension Plans is a "multi-employer plan" as defined in

Section 4001(a)(3) of ERISA or single-employer plan subject to Section 4063 of ERISA, and the Company has not incurred and is not expected to incur any withdrawal liability under ERISA with respect to any "multi-employer plan" or any single-employer plan subject to Section 4063 of ERISA. Gen Prop has no benefit plans for its members, managers or employees.

         (b) Favorable determination letters from the IRS with respect to the status of each Pension Plan which is intended to qualify under Section 401 of the Code have been received. The Company is not aware of any facts which would adversely affect the qualified status of any Pension Plan that is intended to so qualify.

         (c) The Company has not incurred in connection with the termination of a Pension Plan, and has no knowledge of any event or condition which would be reasonably likely to cause, any liability to the Pension Benefit Guaranty Corporation (the "PBGC") or otherwise under ERISA. Except as set forth in
Schedule 3.19, were any Pension Plan to terminate on the date hereof the Company would not incur any material liability to the PBGC or otherwise under ERISA, nor be required to contribute any material additional amounts to any Pension Plan in order to terminate such Pension Plan.

         (d) The Company has not been served with any Action against the assets of any of the trusts under the Company Plans or against the Company or any fiduciary.

         (e) The Company Plans have been maintained and administered in all material respects in accordance with their terms and with all provisions of ERISA and the Code or any predecessor statute (including rules and regulations under ERISA, the Code and any predecessor statute) applicable thereto and neither the Company nor any "party in interest" or "disqualified person" (within the meaning of Section 4975 of the Code or Title I, Part 4 of ERISA) within the control of the Company with respect to the Company Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Title I, Part 4 of ERISA. Without limiting the generality of the foregoing, none of the Pension Plans has incurred a material "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code whether or not waived; no Pension Plan has been the subject of a "reportable event" as defined in Section 4043 of ERISA, as to which notices would be required to be filed with the PBGC, and all required contributions under each Pension Plan for all periods through and including the date hereof have been made.

         (f) At the Effective Time, each of the Company Plans will be fully funded with assets available for allocation to the appropriate participants and former participants.

         Section 3.19 Labor Matters. Except as set forth on Schedule 3.19, the Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, and there are no unfair labor practices or labor arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company relating to its business. Other than as disclosed on Schedule 3.19: (i) there are no organization efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company;
(ii) there is no labor strike, dispute, slowdown or work stoppage pending or, to the knowledge of the Company, threatened against the Company nor has the Company experienced any of the same within the past five years; and (iii) all employees of the Company are employed at will. A list of the Company's employees, together with each employee's job title and salary, as of June 22, 1997, is set forth on Schedule 3.19.

         Section 3.20 Environmental Compliance. (a) For purposes of this
Section 3.20, (A) "Hazardous Substance" means any pollutant, contaminant, hazardous or toxic substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance or material listed or identified or regulated by or under any Environmental Law; (B) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S. C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C.
Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Oil Pollution Act, 33 U.S.C. Section 2701 et seq., in each case as amended from time to time and all regulations promulgated thereunder, and any other state or federal statute, law regulation, ordinance, bylaw, rule, judgment, order, decree or directive of any Governmental Entity dealing with the pollution or protection of natural resources or the indoor or ambient environment or with the protection of human health or safety; and (C) "RCRA Hazardous Waste" means a solid waste that is listed or classified as hazardous waste, as that term is defined in or pursuant to the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.

         (b) Except as set forth on Schedule 3.20, there are no claims pending against the Company relating to a Hazardous Substance or arising under an Environmental Law, nor has the Company received any form of notice that the Company or any Owned Property or Leased Real Estate or any real property previously owned or operated by the Company is, has been or may be in noncompliance with or subject to liability under any Environmental Law.

         (c) Except as set forth on Schedule 3.20, no Hazardous Substances are now present in amounts, concentrations or conditions requiring investigation, removal, remediation or any other response action or corrective action under, or forming the basis of a claim pursuant to, any Environmental Law, in, on, from or under any Owned Property or Leased Real Estate or any real property previously owned or operated by the Company.

         (d) Except as set forth on Schedule 3.20, none of the Owned Property or Leased Real Estate is being, and, to the knowledge of the Company, has not been during the period of time such property has been owned or leased by the Company, used in connection with the business of manufacturing, storing or transporting Hazardous Substances, and no RCRA Hazardous Wastes are being or, to the knowledge of the Company, have been during the period of time owned or operated by the Company treated, stored or disposed of there in violation of any Environmental Law.

         (e) Except as set forth on Schedule 3.20, there neither are nor, to the knowledge of the Company, have been during the period of time they have been owned or operated by the Company any asbestos-containing materials, polychlorinated biphomyl ("PCB")-containing materials or equipment, underground storage tanks, lagoons or other containment facilities of any kind which contain or contained any Hazardous Substances on any of the Owned Property or Leased Real Estate.

         (f) Except as set forth on Schedule 3.20, there are no locations, facilities or properties at which Hazardous Substances originating at the Company, the Owned Property or the Leased Real Estate were treated, stored, recycled or disposed so as to give rise to liability on the part of the Company under an Environmental Law.

         (g) The Company has made available to Family Golf true and correct copies of, all environmental audits or assessments, analyses of soil, groundwater, indoor and outdoor air, sediment, surface water and asbestos-containing materials conducted on or after January 1, 1992 relating in whole or in part to the Company, any Owned Property or any Leased Real Estate undertaken by or on behalf of the Company, and any written communications received by the Company since January 1, 1992 relating in whole or in part to the existence of Hazardous Substances at any Owned Property or Leased Real Estate or any real property previously owned or operated by the Company or the compliance of the Company with respect to any Environmental Law.

         Section 3.21 Insurance. Schedule 3.21 sets forth all policies or binders of fire, liability, workmen's compensation, vehicular or other insurance held by or on behalf of the Company (specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $5,000, setting forth the aggregate amounts paid out under each such policy through the date of this Agreement and the aggregate limit of any of the insurer's liability thereunder). Such policies and binders are in full force and effect and insure against risks and liabilities customary for companies of similar size, financial condition and engaged in the business in which the Company is engaged. The Company is not in default with respect to payment of any premium or any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on Schedule 3.21, there are no outstanding unpaid claims under any such policy or binder, and the Company has not been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by the Company under or in connection with any of its extant insurance policies. The Company has not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Company that there will be a cancellation or non-renewal of existing policies or binders, or that alteration of any equipment or assets or any improvements to real estate occupied by or leased to or by the Company, purchase of additional equipment or assets, or material modification of any of the methods of doing business, will be required. The Company has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance.

         Section 3.22 Interests of Officers and Directors. Except as set forth on Schedule 3.22, none of the Company's officers, directors or stockholders has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company, or in any supplier to or distributor or customer of the Company. Except as set forth on Schedule 3.22, the Company does not hold, and has not guaranteed, any indebtedness of any of the Company's officers, directors or stockholders or any of their respective Affiliates.

         Section 3.23 Brokers or Finders. No agent, broker, investment banker, financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by the Company, to any financial advisory, broker's, finder's or similar fee or commission in connection with any of the transactions contemplated by this Agreement.

         Section 3.24 Restricted Shares. The Company acknowledges and understands that (i) the shares of Family Golf Common Stock to be issued in the Merger to the stockholders of the Company in exchange for their shares of Company Common Stock have not been, and as of the Effective Time will not have been, registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and (ii) such shares of Family Golf Common Stock may not be sold except pursuant to an effective registration statement filed by the Company under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act and any state securities laws.

         Section 3.25 Full Disclosure. No statement herein or in the Schedules hereto or in any certificate delivered pursuant to the requirements of this Agreement by or on behalf of the Company contains or will contain any untrue statement of a material fact concerning the Company or any of its Affiliates, or omits or will omit to state a material fact necessary in order to make the statements made herein or therein concerning the Company or any of its Affiliates, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                           FAMILY GOLF AND MERGER SUB

         Family Golf and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows:

         Section 4.1 Existence, Good Standing, Corporate Authority. Each of Family Golf and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and have all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Family Golf and

Merger Sub is duly qualified or licensed as a foreign corporation to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Family Golf and its Subsidiaries, taken as a whole.

         Section 4.2 Authorization, Validity and Effect of Agreements. Each of Family Golf and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Family Golf and Merger Sub and the consummation of the transactions contemplated hereby has been duly authorized by the Board of Directors or each of Family Golf and Merger Sub, respectively, and by all other requisite corporate action on the part of Family Golf and Merger Sub. This Agreement has been duly executed and delivered by each of Family Golf and Merger Sub and is a valid and legally binding obligation of each of Family Golf and Merger Sub, enforceable against them in accordance with its terms.

         Section 4.3 Capitalization. The authorized capital stock of Family Golf consists of 50,000,000 shares of Family Golf Common Stock and 1,000,000 shares of "blank check" preferred stock, par value $.10 per share (the "Family Golf Preferred Stock"). As of May 12, 1997, there were 11,878,617 shares of Family Golf Common Stock and no shares of Family Golf Preferred Stock issued and outstanding. No shares of Family Golf Common Stock are held in the treasury of the Company. All issued and outstanding shares of Family Golf Common Stock are duly authorized, validly issued, fully paid, nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. As of June 25, 1997, 1,075,600 shares of Family Golf Common Stock were reserved for issuance upon exercise of options and warrants issued by the Company.

         Section 4.4 Family Golf SEC Filings; Financial Statements. (a) Family Golf has timely filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 1995, and has heretofore made available to the Company, in the form filed with the SEC (excluding any exhibits thereto), its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Family Golf Annual Report") and its Quarterly Report on Form 10-Q for the three-months ended March 31, 1997 (the "Family Golf Quarterly Report"). The Family Golf Annual Report and the Family Golf Quarterly Report, and any other forms, reports and other documents filed by Family Golf with the SEC since December 31, 1995 and on or before the date hereof, (x) were prepared in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC thereunder and (y) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (b) The consolidated financial statements (including the notes thereto) contained in the Family Golf Annual Report and the Family Golf Quarterly Report were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and fairly present the consolidated financial position, results of operations and cash flows of Family Golf and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, subject, in the case of the unaudited interim financial statements included in the Family Golf Form 10-Q, to normal year-end audit adjustments. Since March 31, 1997, (i) there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company and (ii) there has not been any material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         Section 4.5 No Approvals or Notices Required; No Conflict With Instruments. The execution and delivery by Family Golf and Merger Sub of this Agreement do not, and the performance by Family Golf and Merger Sub of their respective obligations hereunder and the consummation of the transactions contemplated hereby will not:

         (i) conflict with or violate the certificate of incorporation or bylaws of Family Golf or Merger Sub;

         (ii) require any Government Consent or Governmental Filing, in each case on the part of or with respect to Family Golf or any of its Subsidiaries, except for (A) the filing of certificates of merger with the New York Department of State; (B) such Government Approvals as may be required with respect to the Licenses held by the Company; and (C) the Governmental Filings required pursuant to the HSR Act;

         (iii) require, on the part of Family Golf or Merger Sub, a Contract Consent from, or a Contract Notice to, any other person or entity (other than a Governmental Entity), whether under any License or other Contract or otherwise;

         (iv) result in any Violation of or under any Contract to which Family Golf or any of its Subsidiaries is a party, by which Family Golf or any of its Subsidiaries or any of their respective assets or properties is bound or affected or pursuant to which Family Golf or any of its Subsidiaries is entitled to any rights or benefits; or

         (v) assuming that the Government Consents and Governmental Filings specified in clause (ii) of this Section 4.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to Family Golf or any of its Subsidiaries or by which any of their respective properties or assets are bound or affected.

         Section 4.6 Brokers or Finders. No agent, broker, investment banker, financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by Family Golf or Merger Sub, to any financial advisory, broker's, finder's or similar fee or commission in connection with any of the transactions contemplated by this Agreement.

         Section 4.7 Full Disclosure. No statement herein or in the Schedules hereto or in any certificate delivered pursuant to the requirements of this Agreement by or on behalf of Family Golf or Merger Sub contains or will contain any untrue statement of a material fact concerning Family Golf, Merger Sub or any of their Affiliates, or omits or will omit to state a material fact necessary in order to make the statements made herein or therein concerning Family Golf, Merger Sub or any of their Affiliates, in the light of the circumstances under which they were made, not misleading.


                                   ARTICLE V
                            CONDITIONS TO THE MERGER

         Section 5.1 Conditions to the Obligations of Each Party. The obligation of the Company, Family Golf and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction of the following conditions:

         (i) Shareholder Approval. The plan of merger contemplated by this Agreement shall have been approved and adopted by either (x) the requisite vote of the holders of the outstanding shares of the Company Common Stock under the NYBCL or (y) the unanimous written consent of all of the holders of the Company Common Stock, in each case in accordance with Section 903 of the NYBCL.

         (ii) HSR Act. The waiting period under the HSR Act relating to the Merger shall have expired or been terminated.

         (iii) Escrow Agreement. The Indemnity Escrow Agent, the Company, Merger Sub, Family Golf and the Stockholder Representative shall have executed and exchanged the Escrow Agreement, and Family Golf shall have delivered to the Escrow Agent, to hold in accordance with the terms of the Escrow Agreement, 40,000 shares of Family Golf Common Stock registered in the name of the Indemnity Escrow Agent.

         (iv) Registration Rights Agreement. Family Golf and each stockholder of the Company who is to receive shares of Family Golf Common Stock in the Merger shall have executed and exchanged a registration rights agreement, dated the date hereof, in the form of Exhibit B hereto.

         (v) Release of Pledged Company Common Stock. The 2,550,000 shares of Company Common Stock pledged to The Chase Manhattan Bank (as successor to Chemical Bank) shall have been delivered to Arthur J. Calace, as the representative of the stockholders of the Company who pledged such shares.

         (vi) Redemption of Company Preferred Stock. The Company Preferred Stock shall have been duly and validly redeemed prior to the Effective Time.

         Section 5.2 Conditions to the Obligations of Family Golf and Merger Sub. The obligations of Family Golf and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement are further subject to the satisfaction of the following conditions, each of which may, to the extent legally permissible, be waived by Family Golf and Merger Sub:

         (i) Opinion of Counsel for the Company. Family Golf and Merger Sub shall have received from Ruskin, Moscou, Evans & Faltischek, counsel to the Company, an opinion, dated the date hereof, in form and substance satisfactory to Family Golf, Merger Sub and their counsel.

         (ii) Dissenting Shares. On the Closing Date none of the shares of Company Common Stock shall be Dissenting Shares.

         (iii) Receipt of Licenses, Permits and Consents. All Government Consents and Contract Consents in respect of the Company as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect (including, without limitation, all consents required under the Loan Agreements), all Governmental Filings and Contract Notices in respect of the Company or its business as are required in connection with the consummation of such transactions shall have been made, and all Licenses of the Company that are required to be transferred in connection with the consummation of such transactions shall have been transferred. Each Contract Consent received from a lessor under the terms of any Lease shall include estoppel language acceptable to Family Golf.

         Section 5.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement are further subject to the satisfaction of the following conditions, each of which may, to the extent legally permissible, be waived by the Company:

         (i) Opinion of Counsel for Family Golf and Merger Sub. The Company shall have received from Baker & Botts, L.L.P., counsel to Family Golf and Merger Sub, an opinion, dated the date hereof, in form and substance satisfactory to the Company and its counsel.

         (ii) Capital Contribution by Family Golf. Family Golf shall have made a contribution of capital to the Company in the amount of $3.13 million (the "Capital Contribution"). The Company shall apply the proceeds from the Capital Contribution, prior to the Effective Time, (x) to the redemption of all of the outstanding shares of Company Preferred Stock, (y) to the repayment of all outstanding stockholder loans and (z) to the payment of all past-due rent for any Leased Properties.

                                   ARTICLE VI
                                INDEMNIFICATION

         Section 6.1 Survival. All representations, warranties, covenants and agreements contained herein shall survive until the first anniversary of the Closing Date; provided, however, that the indemnification liability as set forth in this Article VI shall not terminate as to the breach of any representation or warranty of the Company which occurs, and with respect to which an Indemnified Party gives notice to the Stockholder Representative, within such one-year period.

         Section 6.2 Indemnification. (a) Subject to Section 6.1, Family Golf, the Surviving Corporation and their respective successors, directors and officers (each an "Indemnified Party" and collectively, the "Indemnified Parties") shall be indemnified against and held harmless from any and all demands,claims, losses, costs, fines, liabilities, damages (excluding consequential damages), judgments, settlements and expenses, including reasonable fees and expenses incurred in the investigation and defense of claims and actions (collectively, "Losses"), arising out of the breach of any representation or warranty of the Company contained herein. Payment in respect of any indemnifiable Losses hereunder shall be available solely from the 40,000 shares of Family Golf Common Stock held by the Escrow Agent under the Escrow Agreement. Each share of Family Golf Common Stock held pursuant to the Escrow Agreement shall be deemed to have a cash value of $27.50.

         (b) Notwithstanding anything to the contrary herein, the Indemnified Parties shall not be entitled to indemnification under Section 6.2(a) with respect to the first $50,000 of Losses (the "Threshold Amount"); provided, however, that if the Threshold Amount is surpassed, than thereafter all Losses (including such first $50,000) shall be subject to the indemnification provisions of Section 6.2.

         Section 6.3 Third-Party Claims. Subject to Section 6.1, if any claim or assertion of liability is made or asserted against any Indemnified Person by any person or legal entity who is not a party to this Agreement (a "Third Party Claim"), and such claim or assertion of liability arises out of the breach of any representation or warranty of the Company contained herein for which indemnification is available pursuant to Section 6.2, then the Indemnified Person shall give the Stockholder Representative prompt written notice of such claim or assertion (an "Indemnification Notice"), or of any event or proceeding by or in respect of a third party of which it has knowledge, concerning any liability or damage as to which such Indemnified Person may request indemnification hereunder. The Stockholder Representative may elect to defend, with its separate counsel and at no cost to the Indemnified Person, any such Third Party Claim unless (i) the Third Party Claim seeks an injunction or other equitable or declaratory relief against the Indemnified Party or (ii) the Indemnified Party, after consultation with its counsel, shall have reasonably concluded that there is a conflict of interest between the Indemnified Person and the Stockholder Representative with respect to the defense of such Third Party Claim. If the Stockholder Representative elects to defend any Third Party Claim, he shall, within thirty days after receipt of the Indemnification

Notice, notify the Indemnified Person of his intent to do so, and the Indemnified Person shall cooperate in the defense of such claim. If the Stockholder Representative does not defend the Third Party Claim, is not permitted to defend by reason of the second sentence of this Section 6.3, or fails to timely notify the Indemnified Party of its election as herein provided, the Indemnified Person may pay, compromise or defend such claim or assertion at the expense of the Stockholder Representative (in his capacity as such, and not in his individual capacity). If the Stockholder Representative elects not to defend any Third Party Claim, the Indemnified Person shall cause its counsel to promptly provide to the Stockholder Representative notice of all proceedings and a copy of all correspondence and papers with respect to such Third Party Claim. Notwithstanding the foregoing, neither the Stockholder Representative nor the Indemnified Person may settle or compromise any Third Party Claim unless (x) the other is first notified of any such proposed settlement or compromise and (y) any such settlement or compromise includes a complete release of each of the Indemnified Persons and the Stockholder Representative, if they so request. No Indemnified Person shall settle any claim for which indemnification is sought hereunder without the prior consent of the Stockholder Representative, which consent shall not be unreasonably withheld.


                                  ARTICLE VII
                                 MISCELLANEOUS

         Section 7.1 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made if (i) delivered in person, on the date actually delivered, (ii) by United States mail, certified or registered, with return receipt requested, on the date which is two business days after the date of mailing, or (iii) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (iv) above, on the date transmitted provided receipt is confirmed by telephone:

              If to the Company :

                   110 New Moriches Road
                   Lake Grove, New York 11755
                   Attention: Bill Reitzig
                   Telecopy No.: 516-737-8704

              with copies to:

                   Ruskin, Moscou, Evans & Faltischek
                   170 Old Country Road
                   Mineola, New York 11501
                   Attention: Raymond S. Evans
                   Telecopy No.: 516-663-6641

              If to Family Golf or Merger Sub:

                   225 Broadhollow Road
                   Melville, New York 11747
                   Attention: Pamela S. Charles
                   Telecopy No.: 516-694-1935


              with a copy to:

                   Baker & Botts, L.L.P.
                   599 Lexington Avenue
                   New York, New York 10022
                   Attention: Robert W. Murray Jr.
                   Telecopy No.: 212-705-5125

or at such other address as may have been furnished by a party in writing to the other parties.

         Section 7.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nonetheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any such determination that a term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 7.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         Section 7.4 No Adverse Construction. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or any provision hereof.

         Section 7.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 7.6 Legal Fees and Expenses. Family Golf or the Surviving Corporation shall pay the fees and disbursements of Ruskin, Moscou, Evans & Faltischek, counsel to the Company, up to a maximum of $175,000.

         Section 7.7 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or other obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

         Section 7.8 Amendment. This Agreement may not be amended without the written consent of Family Golf, the Company, Merger Sub and, after the Effective Time only, the Stockholder Representative.

         Section 7.9 Waiver. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by the other parties with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         Section 7.10 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto and other documents referred to herein and which form a part hereof) constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties with respect to the subject matter hereof.

         Section 7.11 Definition of Subsidiary and Affiliate. As used in this Agreement, (i) a "Subsidiary" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or together with one or more other Subsidiaries) (x) is a general partner or (y) owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, and (ii) an "Affiliate" of any person means any individual, corporation or other organization, whether incorporated or unincorporated, which directly or indirectly controls, or is controlled by, or is under common control with, such first mentioned person. The term "control" (including the terms "controlled," "controlled by" and "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

         Section 7.12 Definition of Knowledge of the Company. As used in this Agreement, "knowledge of the Company" or words to similar effect shall mean the knowledge of any or all of the following persons: Arthur J. Calace, Jr., Mark Calace and William Reitzig, and, solely for purposes of Section 3.15 (insofar as such Section relates to SPORTS PLUS and the Syosset Bowl), Joseph Poprocky Jr.

         Section 7.13 Stockholders are Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, except that the representations and warranties of Family Golf and Merger Sub set forth in Article IV of this Agreement shall also inure

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

to the benefit of the holders (and their respective heirs, personal representatives and successors) of the Company Common Stock immediately prior to the Effective Time.



NOW THEREFORE, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                            LEISURE COMPLEXES, INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                            FAMILY GOLF CENTERS, INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                            LAKE GROVE FAMILY GOLF CENTERS, INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

         Arthur J. Calace Jr. is executing this Agreement in the space provided below solely in his capacity as Stockholder Representative, and not in his individual capacity, and solely with respect to the provisions of Article VI and Section 7.8 of this Agreement.


                                               --------------------------------
                                               Arthur J. Calace, Jr.

                                       31